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                                                                     EXHIBIT 9.1

                                VOTING AGREEMENT

         This Voting Agreement is made by and between Robert R. Marmor, William
D. Hibbetts, Wm. Stacy Locke, Alvis L. Dowell, Charles B. Tichenor and Richard Phillips, this 18th day of June, 1997.

         For so long as any amount remains owing under the Promissory Note dated June 18, 1997, in the original principal amount of $300,000.00, the parties hereto agree to vote all shares of stock owned or controlled by them in South Texas Drilling & Exploration, Inc. in favor of Richard Phillips serving as a Director in each such election.




                                       /s/ Robert R. Marmor
                                  ----------------------------------------------
                                  Robert R. Marmor


                                       /s/ William D. Hibbetts
                                  ----------------------------------------------
                                  William D. Hibbetts


                                       /s/ Wm. Stacy Locke
                                  ----------------------------------------------
                                  Wm. Stacy Locke


                                       /s/ Alvis L. Dowell
                                  ----------------------------------------------
                                  Alvis L. Dowell


                                       /s/ Charles B. Tichenor
                                  ----------------------------------------------
                                  Charles B. Tichenor


                                       /s/ Richard Phillips
                                  ----------------------------------------------
                                  Richard Phillips



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